Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of February 26, 2021 (the “Agreement”) by and among Future FinTech Group Inc., a Florida corporation (the “Company”), Future Supply Chain Co., Ltd., a company incorporated under the laws of China (“Buyer”), Sichuan Longma Electronic Technology Co. Ltd., a company incorporated under the laws of China (“Seller”), and Sichuan Ticode Supply Chain Management Co., Ltd., a limited company organized under the laws of China (the “Ticode”).

WHEREAS, Seller owns 100% equity interest and registered capital of Ticode, with a paid up registered capital of RMB 100,000,000;

WHEREAS, Seller desires to sell to the Buyer 60% of the equity interest/ownership of Ticode (the “Ticode Shares”), pursuant to the terms of this Agreement;

WHEREAS, Buyer is a wholly-owned subsidiary of the Company;

WHEREAS, subject to the terms and conditions of this Agreement, the Seller believes it is in its best interests to exchange its Ticode Shares for common shares of the Company, par value $0.001 per share; and

WHEREAS, the Company and Buyer believe it is in their best interests to acquire the Ticode Shares in exchange for the Company Shares, as defined hereafter.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES; EARN-OUT

Section 1.1 Agreement to Exchange Ticode Shares for Company Shares.

a.	Closing. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver to Buyer the Ticode Shares and Buyer shall accept such Ticode Shares from the Seller in exchange for the issuance by the Company to the Seller or its designees who are affiliates of the Seller in accordance with Sections 1.1(c) and 1.2 of this Agreement. The transaction described in this Section 1.1 shall be referred to as the “Share Exchange Transaction”.

b.	Purchase Price. The parties agree that the Buyer will use 7,789,882 shares of common stock of the Company (the “Company Shares”) as the Purchase Price (the “Purchase Price”) to purchase and exchange for 60% equity interest/ownership of Ticode from the Seller, subject to the conditions as set forth in Section 1.1(c) hereof. The Purchase Price will be paid in shares of common stock of the Company to the Seller or its designee who are affiliates of the Seller pursuant to the terms of this Agreement.

c.	Additional Transfer. The Seller agree transfer additional equity interest/ownership of Ticode to the Buyer as follows:
i.	If Ticode does not achieve an Earnings Before Interest and Taxes (the “EBIT”) for at least RMB 50 million for the fiscal year ended December 31, 2021 (the “2021 EBIT Goal”) as evidenced by the financial statements of Ticode audited by the auditor of the Company, the Seller shall transfer an additional 5% of the equity interest/ownership of Ticode to Buyer at no cost within 30 days of the date of the 2021 audit report; and

ii.	If Ticode does not achieve an EBIT for at least RMB 57.5 million for the fiscal year ended December 31, 2022 (the “2022 EBIT Goal”) as evidenced by the financial statements of Ticode audited by the auditor of the Company, the Seller shall further transfer an additional 5% of the equity interest/ownership of Ticode to Buyer at no cost within 30 days of the date of the 2022 audit report; and

d.	Restricted Shares. The Seller hereby acknowledges that the Company Shares are not registered with SEC and shall be restricted and may not be sold, transferred, exchanged, pledged, redeemed or otherwise disposed of for the holding period required in accordance with the requirement of Regulation S and Rule 144.

Section 1.2 Closing. The closing of the Share Exchange Transaction (the “Closing”) shall take place at such time and date as the parties shall agree in writing after this Agreement has been executed by Seller, Ticode, Buyer and Company, and all closing conditions have been fulfilled or waived (the “Closing Date”).

Section 1.3 Withholding. The Company and its affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the Seller such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, (the “Code”) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid or transferred to the Seller in respect of which such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Seller at the time of this Agreement and the Closing as follows:

Section 2.1 Corporate Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, United States, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by the Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Company.

Section 2.2 the Company Shares. All of the Company Shares to be issued pursuant to this Agreement have been or will be duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof.

Section 2.3 Authorization and Validity of Agreements. The Company has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller at the time of this Agreement and the Closing as follows:

Section 3.1 Corporate Organization. The Buyer is a limited company duly incorporated, validly existing and in good standing under the laws of China, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by the Buyer or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Buyer.

Section 3.2 Authorization and Validity of Agreements. The Buyer has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.3 No Conflict or Violation. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate or conflict with any provision of its Articles of Association, Bylaws or similar governing document, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Buyer, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which the Buyer is bound.

Section 3.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by the Buyer or the performance by the Buyer of its obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer and Company at the time of this Agreement and the Closing as follows:

Section 4.1 Corporate Organization.

a. Seller, Ticode and each of Ticode’ directly or indirectly owned or controlled entities (the “Subsidiaries”) are all duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation or organization and have all requisite corporate power and authority to own their properties and assets and to conduct their business as now conducted and are duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of their properties make such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Seller, Ticode and its Subsidiaries.

b. Copies of the Certificates of Incorporation and Articles of Association of the Seller, Ticode and its Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Company and Buyer, and such copies are accurate and complete as of the date hereof. The minute books of the Seller, Ticode and its Subsidiaries are current as required by law, contain the minutes of all meetings of the Board of Directors and Shareholders of the Seller, Ticode and its Subsidiaries, and committees of the Board of Directors of the Seller, Ticode and its Subsidiaries from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of the Seller, Ticode and its Subsidiaries.

Section 4.2 Capitalization of Seller; Title to the Ticode Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Seller shall own 100% equity interest/ownership of Ticode. The Ticode Shares owned by the Seller are free and clear of any and all liens and encumbrances of any type or nature. There are no claims, actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of Seller, proposed or threatened before any court or governmental agency that (i) may affect Seller’s ownership of and its title to the Ticode Shares, respectively, or Seller’s ability to execute and deliver this Agreement and to perform its obligations hereunder, or (ii) seek restraint, prohibition or other injunctive relief in connection with this Agreement or the consummation of the transactions contemplated hereby. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire from Seller good and marketable title to the Ticode Shares, free and clear of any and all liens and encumbrances of any type or nature. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of the Seller, Ticode and its Subsidiaries.

Section 4.3 No Conflict or Violation. The transactions contemplated in this Agreement do not and will not violate or conflict with any provision of the constituent documents of the Seller, Ticode and its Subsidiaries, and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller, Ticode or any of its Subsidiaries is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Seller, Ticode or any of its Subsidiaries , nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Seller, Ticode or any of its Subsidiaries is bound.

Section 4.4 Due Diligence Information. The information (the “Diligence Information”) provided by Seller,Ticode and its Subsidiaries to the Company and the Buyer in connection with the diligence questionnaire regarding to Seller,Ticode and its Subsidiaries was, at the time of submission, and is, as of the Closing Date, true and accurate in all material facts, and no material fact has been omitted from the Diligence Information. No material change in the materials contained in the Diligence Information has occurred as of the Closing Date or can reasonably be expected to occur.

Section 4.5 Authorization and Validity of Agreements. Seller has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.6 Claims. There are no claims threatened or against or affecting Seller, Ticode or any of its Subsidiaries nor are there any actions, suits, judgments, proceedings or investigations pending, threatened against or affecting Seller, Ticode or any of its Subsidiaries, at law or in equity, before or by any court, administrative agency, other tribunal or any governmental authority having jurisdiction.

Section 4.7 Investment Representations.

a. The Company Shares will be acquired hereunder by the Seller solely for the account of the Seller, for investment, and not with a view to the resale or distribution thereof.

b. The Seller is aware that an investment in the Company is highly speculative and that there can be no assurance as to what, if any, return the Seller may realize in connection with the Share Exchange Transaction. The Seller is aware of the Company’s business affairs, business plans and financial condition, and has made its own evaluation of the merits and risks of the proposed Share Exchange Transaction and of the advisability of the Share Exchange Transaction. The Seller is aware that the Company is subject to a high degree of risk that could result in the loss of the Seller’s investment in part or in whole.

c. The Seller has experience as an investor in securities of companies and acknowledges that the Seller is able to fend for itself, can bear the economic risk of its investment in the Company Shares and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of, and protecting the Seller’s own interests in connection with, the Share Exchange Transaction and its investment in the Company Shares.

d. The Seller has had full access to all of the information it considers necessary or appropriate to make an informed investment decision with respect to the Company Shares to be acquired under this Agreement. The Seller further has had an opportunity to ask questions and receive answers from the Company and to obtain additional information necessary to verify any information furnished to the Seller or to which the Seller had access. The Seller has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that the Seller has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Company Shares.

e. The Seller is not acquiring the Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the United States Securities Act of 1933, as amended (“1933 Act”), as amended.

f. The Seller has satisfied itself as to the full observance by the Seller of the laws of its jurisdiction applicable to the Seller in connection with the acquiring the Company Shares or the execution and delivery by the Seller of this Agreement and the other transaction documents, including (i) the legal requirements within its jurisdiction for the acquiring the Company Shares, (ii) any foreign exchange restrictions applicable to the Seller, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Seller’s receiving, holding, redemption, sale, or transfer of the Company Shares. The Seller’s acceptance, and continued beneficial ownership of, the Company Shares will not violate any securities or other laws of the Seller’s jurisdiction applicable to the Seller.

g. Each of the Seller, its direct or indirect shareholders and its designees that are affiliates of the Seller is a non-U.S. person (as such term is defined in Rule 902 of Regulation S under the Securities Act) and is not acquiring the Company Shares for the account or benefit of a U.S. person. The Seller or its designees that are affiliates of the Seller will not, within one year of the date of the transfer of the Company Shares to the Seller, (i) make any offers or sales of the Company Shares in the United States or to, or for the benefit of, a U.S. person (in each case, as defined in Regulation S) other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act, or (ii) engage in hedging transactions with regard to the Company Shares unless in compliance with the Securities Act. Neither the Seller nor any of the Seller’s affiliates or any person acting on his/her or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Company Shares, and all such persons have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Company Shares outside of the United States.

h.    The Seller is not acquiring the Company Shares as a result of any advertisement, article, notice or other communication regarding the Company Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement

i. The Seller hereby agrees that the Company Shares, upon issuance, shall bear the following or similar legend, if applicable at the time:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Section 4.8 Brokers’ Fees. The Seller has no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 4.9 Seller’s Counsel and Advisors. The Seller acknowledges that the Seller has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with the Seller’s own legal counsel and investment advisors. The Seller is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its agents for legal or investment advice with respect to this investment or the transactions contemplated by this Agreement. Seller has had access to the books and financial and operational records of the Company, and to all of the documents and information relating to the Company’s operations and activities. Prior to the execution of this Agreement, Seller has examined such books, records, documents and information to its satisfaction, has been given the opportunity to ask, and has asked and received answers to any questions Seller has had concerning any and all aspects of the operations and activities of the Company, and has been given sufficient time to consult with legal and financial advisors of Seller’s choosing regarding the terms, conditions and effect of this Agreement.

Section 4.10 No Material Adverse Effect. To the best knowledge of Seller, there is no circumstance currently existing or likely to arise hereafter that may result in any material adverse effect to Seller, Ticode and its Subsidiaries or the value of Ticode Shares. There is and has been no violations with any Chinese laws and regulations in connection with any license owned by Ticode which will affect the validity and effectiveness of the license and the normal business of Ticode.

Section 4.11 Employment. Seller, Ticode or its Subsidiaries has not (i) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (ii) established, adopted or amended (except as required by applicable laws) any employee plan or any collective bargaining, works council, stock option, restricted stock, insurance, severance, deferred compensation, profit sharing plan, agreement or arrangement covering any employees, officers, consultants or directors of Seller, Ticode or its Subsidiaries; or (iii) entered into any contract providing for indemnification of any officer, director, employee or agent. Each of Seller, Ticode or its Subsidiaries is, and has at all times been, in compliance with all applicable laws, and in particular with all labor laws applicable to its employees or operations.

Section 4.12 Tax Returns. All tax returns and reports required to have been filed by or on behalf of, or with respect to the assets of Seller, Ticode or its Subsidiaries through the date of this Agreement and the date of Closing have been timely filed in accordance with all applicable laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. All taxes, estimated taxes, deposits and other payments due and owing by or on behalf of Seller, Ticode or its Subsidiaries (whether or not shown on any tax return) have been timely paid in full before the date of this Agreement.

Section 4.13 Absence of Claims. After the transfer of Ticode Shares, except for its remaining 40% equity ownership of Ticode, Seller shall have no other interest or claim in, or with respect to Ticode, whether in equity, debt, contract or otherwise, and Seller shall sign a release evidence the same.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TICODE

Ticode represents and warrants to the Company and Buyer at the time of this Agreement and the Closing as follows:

Section 5.1 Corporate Organization.

a. Each of Ticode and its Subsidiaries is duly organized, validly existing and in good standing under the laws of China and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Ticode and its Subsidiaries.

b. Copies of the Certificate of Incorporation and Articles of Association of Ticode and its Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Company and Buyer, and such copies are accurate and complete as of the date hereof.

Section 5.2 Authorization and Validity of Agreements. Ticode has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ticode and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action, if any, and no other company proceedings on the part of Ticode are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 5.3 No Conflict or Violation The execution, delivery and performance of this Agreement by Ticode does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Ticode or any of its Subsidiaries is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon the Ticode Shares or any of the properties or assets of Ticode, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to Ticode is bound.

Section 5.4 No Material Adverse Effect. There is no circumstance currently existing or likely to arise hereafter that may result in any material adverse effect to Ticode, any of its Subsidiaries or the value of Ticode Shares. There is and has been no violations with any Chinese laws and regulations in connection with any license owned by Ticode which will affect the validity and effectiveness of such license and the normal business of Ticode.

Section 5.5 Employment. Ticode or any of its Subsidiaries has not (i) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (ii) established, adopted or amended (except as required by applicable laws) any employee plan or any collective bargaining, works council, stock option, restricted stock, insurance, severance, deferred compensation, profit sharing plan, agreement or arrangement covering any employees, officers, consultants or directors of Ticode or any of its Subsidiaries; or (iii) entered into any contract providing for indemnification of any officer, director, employee or agent. Each of Ticode or any of its Subsidiaries is, and has at all times been, in compliance with all applicable laws, and in particular with all labor laws applicable to its employees or operations.

Section 5.6 Tax Returns. All tax returns and reports required to have been filed by or on behalf of, or with respect to the assets of Ticode or any of its Subsidiaries through the date of this Agreement have been timely filed in accordance with all applicable laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. All taxes, estimated taxes, deposits and other payments due and owing by or on behalf of Ticode or any of its Subsidiaries (whether or not shown on any tax return) have been timely paid in full before the date of this Agreement and Closing.

Section 5.7 Claims. There are no claims threatened or against or affecting Ticode or any of its Subsidiaries nor are there any actions, suits, judgments, proceedings or investigations pending, threatened against or affecting Ticode or any of its Subsidiaries, at law or in equity, before or by any court, administrative agency, other tribunal or any governmental authority having jurisdiction.

ARTICLE VI

COVENANTS

Section 6.1 Consents and Approvals.

a. The Seller, Ticode and its Subsidiaries shall use their best efforts to obtain all necessary consents, waivers, authorizations, permits and approvals of all governmental and regulatory authorities in Singapore and Indonesia, required in connection with the execution, delivery and closing of the transaction contemplated in this Agreement; and

b. The Company shall use its best efforts to obtain all necessary consents, waivers, authorizations, permits and approvals of all governmental and regulatory authorities and stock exchanges in the U.S., including, but not limited to the SEC, Nasdaq Stock Exchange, required in connection with the execution, delivery and closing of the transaction contemplated in this Agreement; and

c. Each party shall diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 6.2 Indemnity

The parties agree that any liabilities, charges, fines or penalties owed by Ticode and its Subsidiaries that are discovered or imposed by the government after the Closing Date due to the reason and violation of law and regulations conducted before the Closing Date shall be the sole responsibility of the Seller and Seller shall indemnify of and pay the damages directly to Ticode and its Subsidiaries.

Section 6.3 Other Covenants

a. The parties agree that the Board of Directors of Ticode will be composed of 5 directors. After the Closing date, Buyer and Seller will appoint designees to the Board of Directors of Ticode in proportion to their ownership in Ticode.

b. The Seller agrees that it shall not sell, transfer, dispose, pledge or contract to sell any of its remaining equity interest in Ticode without any written consent by the Company for a period of 5 years from the Closing Date. After that, the Company has a right of first refusal to acquire any additional equity interest of Ticode from the Seller. In connection with such right, the Seller shall furnish the Company with a 15-day advance notice for the terms and conditions of any potential of transfer or disposal of equity interest of Ticode by the Seller.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

Section 7.1 Representations and Warranties of the Company and Buyer. All representations and warranties made by the Company and Buyer in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Company and Buyer as of such date.

Section 7.2 Agreements and Covenants. The Company and Buyer shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 7.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, and of any other person, firm or corporation, required in this Agreement to be obtained by the Company and Buyer prior to Closing, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.5 Increase of Authorized Shares. The Company has completed and effected the increase of its authorized shares of common stock to 300 million shares with the State of Florida.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF THE COMPANY AND BUYER

The obligations of the Company and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company and Buyer in their sole discretion:

Section 8.1 Representations and Warranties of the Seller and Ticode. All representations and warranties made by the Seller and Ticode in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Seller and Ticode on and as of such date.

Section 8.2 Agreements and Covenants. The Seller shall have performed and complied, and caused Ticode to perform and comply, in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 8.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in this Agreement to be obtained by the Seller and Ticode prior to Closing, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 8.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 8.5. Ticode Shares The Seller shall have transferred Ticode Shares to the Buyer with local government agency.

Section 8.6 Ticode Directors The appointment of the designees of the Buyer to the Board of Directors of Ticode in proportion to its shareholding in Ticode effective on the Closing Date.

Section 8.7 Noncompetition. Company and Buyer shall have received a fully-executed Noncompetition and Non-solicitation Agreement in a form satisfactory to Company and Buyer which restricts the Seller and its affiliates from resigning from the Board or as an officer of Ticode and prohibits Seller and its affiliates from competing with Ticode for a term of five (5) years from the Closing Date.

Section 8.8 Release Confirmation. Seller provided written confirmation it has forever cancelled and discharged any indebtedness owed to Seller by Ticode or any of its Subsidiaries, both principal and interest, along with any charges, costs, sums and any other amounts associated therewith.

Section 8.9. Other Closing Documents. The Company and Buyer shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller or in furtherance of the transactions contemplated by this Agreement, as the Company and Buyer or their counsel may reasonably request.

If the condition referred in Section 8 has not been fulfilled on or before March 31, 2021, or such later date as Seller, Ticode, Company and Buyer may agree in writing, this Share Exchange Agreement shall cease to be effective and thereafter neither party shall have any obligations and liabilities towards each other thereunder save for any antecedent breaches of the terms thereof.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by written notice of Seller or the Buyer to the other parties.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 10.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law or stock exchange rules. If any such announcement or other disclosure is required by law or stock exchange rules, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 10.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 10.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if it is delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, five (5) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or email, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day:

If to the Seller, to:

Sichuan Longma Electronic Technology Co. Ltd.

27th Floor, New Generation Industrial Park,

Zhongkang Road No.136, Meilin Street, Futian District,

Shenzhen, Guangdong, China 518000

Attn:

Email:

If to Ticode, to:

Sichuan Ticode Supply Chain Management Co., Ltd

27th Floor, New Generation Industrial Park,

Zhongkang Road No.136, Meilin Street, Futian District,

Shenzhen, Guangdong, China 518000

Attn:

Email:

If to the Buyer, to:

Future Supply Chain Co., Ltd.

Room B3-2601-1, Jin Ye Shi Dai,

No. 32 Jin Ye Road,Gao Xin District

Xi’an, Shaanxi, China 710077

Attn:

Email:

If to the Company, to:

Future FinTech Group Inc.

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

Attn: Shanchun Huang, Chief Executive Officer

Email:

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 10.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 10.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.9 Counterparts. This Agreement may be executed in four or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 10.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 10.5.

Section 10.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 10.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 10.14 Execution. This Agreement may be executed in four or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 10.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the transaction documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the transaction documents or any amendments thereto.

Section 10.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUTURE FINTECH GROUP INC.

By:	/s/ Shanchun Huang
Name:	Shanchun Huang
Title:	Chief Executive Officer

Future SUPPLY CHAIN Co., Ltd.

By:	/s/ Xiaoqin Yan
Name:	Xiaoqin Yan
Title:	General Manager

Sichuan Ticode Supply Chain Management Co., Ltd

By:	/s/ Jiancao Wang
Name:	Jiancao Wang
Title:	Chairman

Sichuan Longma Electronic Technology Co. Ltd

By:	/s/ Kun Xiao
Name:	Kun Xiao
Title:	Board Director